                                                                   EXHIBIT 10.16

                           E-MAIL SERVICES AGREEMENT

     THIS E-MAIL SERVICES AGREEMENT ("Agreement") is entered into as of the 27th day of May, 1998 ("Effective Date"), by and between CRITICAL PATH, INC., a California corporation having a principal place of business at 320 First Street, San Francisco, CA 94105 ("CP"), and NETWORK SOLUTIONS, INC., a Delaware corporation, having a principal place of business at 505 Huntmar Park Drive, Herndon, VA 20170 ("NSI"). CP and NSI may also be referred to as a "Party" or collectively as the "Parties" throughout this Agreement.

                                   RECITALS:

     WHEREAS, CP provides Internet e-mail services, such as Web-based e-mail reader, spam blocking, virus scanning and protection, integrated fax and voice-messaging technologies, permanent archiving and secure certified e-mail delivery to its customers;

     WHEREAS, NSI is an Internet domain name registration services provider and also provides network consulting and implementation services to businesses that desire to establish or enhance their Internet presence ("NSI Services"); and

     WHEREAS, subject to the terms and conditions of this Agreement, the Parties desire that CP host e-mail services for NSI which NSI may offer to its customers as part of the NSI Services.

     NOW, THEREFORE, in consideration of the mutual promises, benefits, and covenants contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, CP and NSI hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

1.1 "Advertising Revenues" shall mean the revenue received by either Party from third party advertisements included on the Web Mail Page, less any commissions, credits, or refunds paid to such third party advertisers with respect to such revenues.

1.2 "CP System" means CP's E-mail messaging system through which CP provides E-mail Hosting Services.

1.3 "E-mail Hosting Revenues" shall mean all gross revenue of NSI from sales of the E-mail Hosting Services to NSI Customers.

1.4 "E-mail Hosting Services" shall mean the e-mail hosting services provided by CP to NSI for sale to NSI Customers, as more fully described in Article 2 and Exhibit B below.

1.5 "Proprietary Rights" shall mean any and all patents, inventions, copyrights, trademarks, mask works, trade secrets, proprietary information or any other intellectual property rights in any country of the world or contract rights having the equivalent effect.

1.6 "Proprietary Information" shall include, but not be limited to, either Party's data, database, product plans, designs, protocols, products, costs, prices, names, finances, marketing plans, business opportunities, personnel, and research and development originated by the disclosing

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Party, not previously published or otherwise disclosed to the general public, not previously available without restriction to the receiving Party, nor normally furnished to others without restriction, and which the disclosing Party desires to protect against unrestricted disclosure or competitive use. All information regarding the terms of this Agreement shall be deemed "Proprietary Information." "Proprietary Information" shall not include information that (i) is or enters the public domain through no fault of the receiving Party; (ii) is known and has been reduced to tangible form by the receiving Party prior to the time of disclosure and is not subject to restriction; (iii) is independently developed by the receiving Party without access to or use of the Proprietary Information; (iv) is lawfully obtained by a third Party who has the fight to make such disclosure; (v) is compelled by a court or otherwise required to be disclosed by law or regulation; or (vi) is made generally available by the disclosing Party without restriction on disclosure.

1.7 "Registrar" shall mean the entity acting as an interface between domain name registrants and the Internet top level domain registry providing registration and value added services in the domain name system.

1.8 Registry" shall mean the entity who is responsible for maintaining a top level domain's zone files which contain the domain name of each second-level domain name in that top level domain and each second-level domain name's Internet Protocol number.

1.9 "NSI Customer" shall mean each of NSI's customers who choose to receive the E-mail Hosting Services through NSI's web site.

1.10 "Web Mail Page" means NSI's web mail page available through the CP System as part of the E-mail Hosting Services

                       ARTICLE 2. CP OBLIGATIONS

2.1   Services to be Provided. Under the terms and conditions of this Agreement,
      -----------------------
CP shall provide and NSI hereby accepts the right to offer the E-mail Hosting Services through the CP System to NSI Customers. Except for entities already under contract with CP on the Effective Date, NSI shall be CP's exclusive Internet Registrar distributor of the E-mail Hosting Services through the CP System for the .com, org and net top-level domains ("TLDs") for a period from the Effective Date through March 31, 1999. CP shall not provide the same or similar E-Mail Hosting Services to any other Internet Registrar for the .com,
 .org or .net TLDs during such time period. For the Term of this Agreement, if CP offers domain name registration services as part of its e-mail hosting services to its customers, then NSI shall be CP's exclusive Internet Registrar for the
 .com, .org and .net TLDs for such new service.

2.2   Privacy. CP shall respect the privacy of the NSI Customers and their
      -------
e-mail messages that are transmitted through the CP System or by means of the E-mail Hosting Services. CP shall only access and disclose information as necessary to comply with applicable laws and government orders or requests, to provide the E-mail Hosting Services, to operate or maintain its systems or to protect itself or NSI's Customers. CP shall not commingle NSI Customer data and e-mail messages with the data or e-mail messages of CP or CP's other customers. In addition, CP shall provide an account provisioning system through which NSI may access and view NSI Customer data at its convenience. In the event NSI wishes to view any NSI Customer data that is not available through the account provisioning system, then CP shall provide or make such data available to NSI within 48 hours of NSI's written request for such data. Except for the foregoing stated limited purposes, CP shall not use, sell, license or disclose any NSI Customer information without the prior written consent of NSI.

2.3  Suspension or Termination. If CP becomes aware of or suspects any violation
     ------------- -----------
of NSI's Terms of Use by any NSI Customer, CP shall immediately notify NSI and provide reasonable detail of such violation. The Parties shall use their best efforts to promptly resolve the violation or suspected violation. However, CP reserves the right to immediately suspend or terminate the provision of E-mail Hosting Services to the violating NSI Customer as reasonably necessary to protect CP's interests.

2.4  Modification of the E-mail Hosting Services.
     --------------- ---------------------------
2.4.1  CP Changes or Modifications to the Services or the CP System. CP shall
       ------------------------------------------------------------
       provide 90 days prior written notice to NSI of any proposed change or modification ("Change") by CP to the E-mail Hosting Services or the CP System that will materially affect the CP System functionality, the Application Program Interface ("API"), or the NSI Customers' use of or ability to use the E-mail Hosting Services. In the event NSI objects to such Change in writing to CP within 30 days after receipt of CP's notice, then CP shall ensure that such Change is compatible with the previous version of the E-mail Hosting Services, CP System or API for a period of 6 months from the date of implementation of such Change to permit NSI a period of time to adjust to such Change.

2.4.2  NSI Requested Changes or Modifications. During the term of the Agreement,
       ------------------------ -------------
       NSI may request reasonable functional enhancements or changes to the E-mail Hosting Services or the API. The Parties shall work together to process, develop, and integrate such enhancements or changes, and to develop a mutually agreeable time frame for implementation of such enhancements or changes. Except for enhancements or changes solely developed by NSI or jointly developed by the Parties, NSI acknowledges and agrees that all Proprietary Rights in and to such enhancements and changes shall be owned exclusively by CP, and NSI agrees to execute and deliver to CP all further instruments and documents and take such reasonable action that may be necessary or desirable as reasonably requested by CP to effectuate CP's exclusive ownership. For enhancements or changes solely developed by NSI, CP acknowledges and agrees that all Proprietary Rights in and to such enhancements and changes shall be owned exclusively by NSI, and CP agrees to execute and deliver to NSI all further instruments and documents and take such reasonable action that may be necessary or desirable as reasonably requested by NSI to effectuate NSI's exclusive ownership. NSI hereby grants to CP a non-exclusive, non-transferable, royalty-free, worldwide right to use such NSI-owned enhancements and changes to provide the E-mail Hosting Services and to otherwise perform under this Agreement. Such license shall terminate upon any termination or expiration of this Agreement, subject to survival as provided under Section 10.4. For proposed enhancements or changes that will be jointly developed by the Parties, the responsibility for developing such enhancements or changes and the ownership of such enhancements or changes will be the subject of a separate addendum to this Agreement.

2.5  Cash Escrow. Within sixty (60) days of the Effective Date of this
     -----------
Agreement, or such other time period as mutually agreed by the parties, CP and NSI shall enter into an escrow deposit agreement ("Escrow Agreement") with a mutually agreeable escrow agent for the establishment of an escrow account. CP shall deposit the amount of Two Hundred Fifty Thousand Dollars (US

$250,000) (the "Deposit") in such escrow account and shall list NSI as the beneficiary thereof upon occurrence of a Release Condition as defined below. NSI agrees to pay all applicable fees for the establishment and maintenance of the escrow account.

The parties agree that NSI shall be entitled to release of the Deposit only if any of the following conditions (the "Release Conditions") shall occur during the term of this Agreement: (i) CP materially breaches or defaults in any of the material terms or conditions of this Agreement and CP ceases to provide to NSI the E-mail Hosting Services, (ii) CP makes any assignment for the benefit of creditors, is insolvent or unable to pay its debts as they mature in the ordinary course of business and CP ceases to provide to NSI the E-mail Hosting Services, (iii) proceedings are instituted by or against CP in bankruptcy or under any insolvency laws or for receivership or dissolution and CP ceases to provide to NSI the E-mail Hosting Services or support thereof in accordance with this Agreement, or (iv) CP is subject to an Adverse Change of Control. As used in this Section 2.5, "Adverse Change of Control" means a change in ownership of CP so a majority of the voting stock in CP is held by an entity that offers Internet Registrar or Registry services that compete with NSI's services.

2.6  IP Address Space. CP shall maintain an inventory of Internet Protocol
     ----------------
("IP") address space sufficient to satisfy NSI's quarterly projections of NSI Customers of the E-mail Hosting Services. Within 5 business days of the Effective Date and no later than 15 days before the first day of each calendar quarter commencing July 1, 1998, NSI will provide CP its quarterly projections of the anticipated number of mailboxes to be hosted by CP for NSI Customers for such quarter. Within 5 days after the beginning of each calendar quarter, CP shall have available for use by NSI sufficient IP address space inventory to meet NSI's quarterly projections. CP's failure to maintain the necessary inventory of IP address space to meet NSI's quarterly projections shall constitute a material breach of the Agreement pursuant to Article 10.3 below.

2.7  Branding of Web Mail Page. Within 10 days from the receipt of all necessary
     -------------------------
logos, texts and images ("Branding Materials") from NSI pursuant to Article
3.3.1 below, CP shall develop a branded Web Mail Page and shall provide, or otherwise make available to NSI, such developed Web Mail Page for NSI's review and approval. Once approved, CP shall only be obligated to make one change to the look and feel of the branded Web Mail Page at no additional charge.

                       ARTICLE 3. NSI OBLIGATIONS

3.1  Requirements. NSI hereby agrees that it will offer, access, and make the E-
     ------------
mail Hosting Services available to NSI Customers pursuant to a Terms of Use Agreement similar in content and no less protective of CP's rights than the one set forth in Exhibit D to this Agreement, as may be modified by NSI from time to time upon notice to CP ("Terms of Use"). NSI agrees to obtain consent from each NSI Customer of the Terms of Use prior to such Customer's initial use of the E-mail Hosting Services.

3.2  New Account Transition of Existing Account. NSI will provide to CP
     ------------------------------------------
information, such as the domain name, e-mail addresses and passwords ("Customer Information") necessary for CP to open a new account or transition the NSI Customers' current e-mail systems to CP's System. Upon receipt of Customer Information from NSI for each NSI Customer, CP shall perform the set-up and other initial services before such NSI Customer will have access to the CP System. The Parties agree to work together to achieve a transition to the CP System that is transparent to NSI Customers.

3.3  Branding of Web Mail Page
     -------------------------
3.3.1  Provision. Development and Approval - NSI shall provide CP with all
       -----------------------------------
       Branding Materials necessary for CP to brand NSI's Web Mail Page. NSI warrants and represents to CP that NSI has full power and authority to provide to CP, and to authorize CP's use of, the Branding Materials provided by NSI for branding the Web Mail Page, and agrees to defend and indemnify CP with respect to any claims arising from CP's use of such Branding Materials.

3.3.2  Proprietary Rights - NSI grants to CP a non-exclusive, non-transferable,
       ------------------
       worldwide, royalty-free, license to reproduce, display, perform, modify, and otherwise use the Branding Materials for the purpose of branding the Web Mail Page and making such Web Mail Page available through the E-mail Hosting Services to NSI Customers and no other purpose. NSI shall retain all Proprietary Rights it may have in and to the Branding Materials. CP shall retain all Proprietary Rights in and to the CP Services (not including the Branding Materials as incorporated into NSI's Web Mail
       Page) and all development tools, routines, subroutines, applications, software and other materials (not including the Branding Materials) that CP may use in connection with branding the Web Mail Page.

                      ARTICLE 4. PROGRAM MANAGERS/MEETINGS

4.1  CP Program Manager. [**]
     ------------------
to manage the relationship established by this Agreement (the "CP Program Manager") who will: (a) have overall managerial responsibility for the E-mail Hosting Services; (b) participate in required NSI scheduled meetings and planning sessions relating to the E-mail Hosting Services as reasonably requested by NSI; (c) serve as CP's primary liaison to NSI for the E-mail Hosting Services; and (d) coordinate, oversee, and monitor CP's performance of the E-mail Hosting Services with the applicable CP managers responsible for such performance. CP may change the Program Manager by providing 14 days prior written notice to NSI. In addition to the CP Program Manager, upon mutual agreement of the Parties, CP shall provide, at no cost to NSI, a customer support FTE who will be located in an office provided by NSI in its Herndon, VA operations center to resolve escalations.

4.2  NSI Program Managers.  [**] (the "NSI Program Managers") who will: (a) have
     --------------------

overall managerial responsibility for NSI's responsibilities under this Agreement; (b) serve as the primary liaisons to the CP Program Manager; (c) have direct access to NSI's key decision makers; and (d) be able to call upon the experience, expertise and resources of NSI as needed to properly perform its duties hereunder. At any time, NSI may change the NSI Program Managers by providing notice to CP.

4.3  Status Meetings. The Parties hereby agree to have meetings involving the
     ---------------
senior management of each Party no less than once per calendar year quarter to review the status of performance of the E-mail Hosting Services and resolve any outstanding issues relating to the Agreement or the E-mail Hosting Services. In addition, the Parties agree to have regular (no less than bi-monthly) marketing and strategic review meetings at which mutual business opportunities will be identified and marketing programs defined.

              ARTICLE 5. PRICING/PAYMENT AND OTHER CONSIDERATION

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN
     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.1  Pricing and Payment. Exhibit B specifies CP's prices for the E-mail Hosting
     -------------------
Services and other payment provisions. Such prices are valid for the Term of this Agreement and any extensions thereto. CP hereby certifies that the prices contained in Exhibit B for the E-mail Hosting Services are no higher than those charged to Comparable Customers. For purposes of this Article 5.1, "Comparable Customers" means other CP customers that purchase similar services in similar quantities with similar mailbox requirements and features, but does not include any web hosting companies with similar e-mail volumes or any free e-mail providers. In the event CP enters into an e-mail services agreement ("Comparable Agreement") with any Comparable Customer which charges prices to the Comparable Customer that are lower than the corresponding prices set forth in Exhibit B, CP shall also reduce the prices of its E-Mail Hosting Services to NSI. Any price reduction to NSI shall be effective as of the commencement of services under the Comparable Agreement. All amounts payable hereunder are exclusive of any sales, use, excise, property or any other taxes associated with the NSI Customers' access to or use of the CP System. NSI is responsible for payment of any and all such taxes (excluding taxes based on CP's net income).

5.2  [**]

[**]

As further consideration, during the Term of the Agreement, CP agrees to provide NSI with one seat on its Technical Advisory Committee to the CP Board of Directors.

5.3  Reports and Audit. Each Party shall submit with each of its payments to the
     -----------------
other Party a detailed report of the calculation of each such payment at the request of the other Party. Each Party will retain records relevant to its calculations of the payments made to the other Party during the term of this Agreement and for a two-year period thereafter. Each Party shall have the right, at its expense, acting through a certified public accountant, to examine and audit such records at all reasonable times, on at least ten (10) days prior notice to the other Party, but no more than once every six (6) months.

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN
     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             ARTICLE 6. WARRANTIES

6.1  NSI Warranties. NSI represents and warrants that: (a) it is a corporation
     --------------
duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) it has all requisite power and authority to execute this Agreement and to perform its obligations hereunder; (c) the execution, delivery and performance of this Agreement has been duly authorized and this Agreement is a valid and binding contract enforceable in accordance with its terms, and; (d) CP's use of any data, information, or materials, including without limitation the Branding Materials, provided by NSI does not and will not infringe, or constitute an infringement or misappropriation of any Proprietary Right of any third party. NSI hereby grants to CP a non-exclusive, non-transferable, fully paid license to use the NSI Proprietary Rights only in accordance with the terms and conditions of this Agreement. Such license shall expire upon the termination of this Agreement.

6.2  CP Warranties. CP represents and warrants that: (a) it is a corporation
     -------------
duly organized, validly existing and in good standing under the laws of the State of California; (b) it has all requisite power and authority to execute this Agreement and to perform its obligations hereunder; (c) the execution, delivery and performance of this Agreement has been duly authorized and this Agreement is a valid and binding contract enforceable in accordance with its terms; (d) CP shall perform the E-mail Hosting Services in accordance with the terms set forth in this Agreement; (e) CP's E-mail Hosting Services do not infringe, or constitute an infringement or misappropriation of, any Proprietary Right of any third party; and (f) the E-mail Hosting Services, the CP System and all software and hardware relating to the services and the system support the year 2000 and are capable of correctly processing, providing and receiving date data, as well as properly exchanging accurate date data with all products and services (e.g., hardware, software and firmware) with which the services and the system are designed to be used.

                       ARTICLE 7. LIMITATION OF LIABILITY

7.1 IN NO EVENT SHALL EITHER PARTY, OR ITS SUPPLIERS, BE LIABLE TO THE OTHER PARTY, OR TO ANY THIRD PARTY, FOR CONSEQUENTIAL, EXEMPLARY,
INDIRECT, SPECIAL OR INCDENTAL DAMAGES, INCLUDING, WITHOUT
LIMITATION, LOST PROFITS, EVEN if THE PARTY OTHERWISE LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.2 CP shall not be responsible for any delays, errors, failures to perform, interruptions or disruptions in the E-mail Hosting Services or the CP Systems caused by or resulting from any act, omission or condition beyond CP's reasonable control, whether or not foreseeable or identified, including without limitation acts of God, strikes, lockouts, riots, acts of war, governmental regulations, fire, power failure, earthquakes, severe weather, floods or other natural disaster or NSI's, NSI Customer's or any third party's hardware, software or communications equipment or facilities.

                       ARTICLE 8. PROPRIETARY INFORMATION

8.1  Non-disclosure. Each Party agrees to keep confidential and to use only for
     --------------
purposes of performing under this Agreement, any Proprietary Information of the other Party disclosed pursuant to this Agreement which is appropriately marked as proprietary or confidential or which would reasonably be considered of a proprietary or confidential nature. Each Party shall protect the other Party's Proprietary Information from unauthorized dissemination and use with the same degree of care that such Party uses to protect its own like information, but in no event less than reasonable care, for a period of three years from receipt of the disclosing Party's Proprietary Information. Neither Party will disclose to third parties the other Party's Proprietary Information without the prior written consent of the other Party. Except as expressly provided in this Agreement, no ownership or license rights are granted in any Proprietary Information. Both parties acknowledge that the restrictions contained in this Paragraph 8.1 are reasonable and necessary to protect their legitimate interests and that violation of these restrictions will cause irreparable damage to the other Party and each Party agrees that the other Party shall be entitled to injunctive relief against each violation. Upon any termination of this Agreement, each Party shall return to the other Party all Proprietary information of the other Party, and all copies thereof, in the possession, custody or control of the Party.

8.2   Development Rights. The Parties' obligations of confidentiality under this
      ------------------
Agreement shall not be construed to limit either Party's right to independently develop or acquire products without the use of the other Party's Proprietary Information.

                       ARTICLE 9. INDEMNIFICATION

Each Party (the "Indemnitor") shall defend, indemnify, and hold the other Party (the "Indemnitee") harmless from and against any third party claims, losses, actions, demands or damages, including reasonable attorney's fees, resulting from any act, omission, negligence, or performance under this Agreement by the Indemnitor, its customers, agents or representatives. This indemnity shall not apply to the extent the portion of such claim, liability, loss, cost, damage or expense is the result of the negligence or willful misconduct of the Indemnitee, its customers, agents or representatives, or to the extent liability is disclaimed or limited by either Party under this Agreement. The indemnity obligations set forth in this Section are contingent upon: (a) the Indemnitee giving prompt written notice to the Indemnitor of any such claim(s); (b) the Indemnitor having sole control of the defense or settlement of the claim; and
(c) at the Indemnitor's request and expense, the Indemnitee cooperating in the investigation and defense of such claim(s).

                        ARTICLE 10. TERM AND TERMINATION

10.1  Term. This Agreement shall commence as of the Effective Date and shall
      ----
continue in effect for a [**] (the "Term") or until terminated as provided in this Article. Unless either Party gives the other Party at least 60 days written notice prior to the end of the Term of its intent not to renew the Agreement, the Agreement shall renew automatically thereafter for one year periods until one Party provides the other ninety days written notice of its intent to terminate.

10.2  Termination for Convenience. Notwithstanding the foregoing, NSI may
      ---------------------------
terminate this Agreement at any time, without cause, upon ninety days prior written notice to CP.

10.3  Termination for Breach. Notwithstanding the foregoing, either Party may
      ----------------------
terminate this Agreement by giving to the other Party written notice of such termination and an opportunity to cure within thirty (30) days after receipt of such notice, upon the occurrence of any of the following events: (i) the other Party materially breaches or defaults in any of the material terms or conditions of this Agreement, (ii) the other Party makes any assignment for the benefit of

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN
     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

creditors, is insolvent or unable to pay its debts as they mature in the ordinary course of business, or (iii) any proceedings are instituted by or against the other Party in bankruptcy or under any insolvency laws or for reorganization, receivership or dissolution.

10.4  Effect of Termination. Upon NSI's breach of this Agreement and any
      ---------------------
termination of this Agreement as a result of NSI's breach, CP shall immediately cease providing all E-mail Hosting Services, and NSI and Customers shall no longer have access to the CP System. Upon CP's breach of this Agreement and any termination of this Agreement as a result of CP's breach or any other termination of this Agreement except for NSI's breach, CP shall work with NSI in the migration of the E-mail Hosting Services and e-mail messages to another vendor of NSI's choice or to NSI's e-mail system. Thereafter, CP shall delete all stored e-mail messages of NSI's Customers on the CP System. Except in the event of termination for CP's breach, within fifteen (15) days of a termination of this Agreement, NSI shall pay to CP all unpaid fees accrued prior to termination.

10.5  Survival. Sections 5.1, 5.3,6,7, 8,9, 10.4, 10.5, 13, 14, 17 and Exhibit B
      --------
(as to amounts accrued but unpaid) shall survive any expiration or termination of this Agreement.

                       ARTICLE 11. ADVERTISING/PUBLICITY

11.1  Advertisements and Commercial Use. If NSI, in its sole discretion, decides
      ---------------------------------
to include advertisements in its web interface, either Party may solicit third parties for advertisements to be included on the Web Mail Page of the web site through which the E-mail Hosting Services are provided. The Parties shall share in the Advertising Revenue resulting therefrom as provided in Exhibit B. Each Party shall be solely responsible for all obligations, liabilities and duties under any and all agreements with third parties with regard to such advertisements, unless otherwise expressly agreed in writing by the other Party. NSI agrees that it will not sell, make commercial use of, or otherwise generate income from, the E-mail Hosting Services or the CP System, other than making the E-mail Hosting Services and the CP System available to NSI Customers, including any NSI distribution partners, as part of the NSI Services or obtaining advertising to be included on its Web Mail Page as permitted under the terms and conditions of this Agreement.

11.2  Publicity. During the term of this Agreement, either Party may use the
      ---------
other Party's name in news releases, articles, brochures, marketing materials, advertisements and other publicity or promotions, subject to the other Party's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

                            ARTICLE 12. NOTIFICATION

All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in mail, postage prepaid, certified or registered, return receipt requested, and addressed as follows:


     To Network Solutions:              To CP:
     505 Huntmar Park Drive             320 First Street
     Herndon, VA 20170                  San Francisco, CA 94105
     Attention:  James M. Ulam, Esq.    Attention: Shelly Alger
     Phone: (703)-742-4737              Phone: (415)543-2800
     Fax:   (703)-742-0065              Fax: (415)543-2830

     Copy to: General Counsel           Copy to: Marla Hoehn, Esq.
     Fax:      (703) 742-0065           Pillsbury Madison & Sutro LLP
                                        Fax: (650)233-4545

                    ARTICLE 13. RELATIONSHIP OF THE PARTIES

Nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties.

                           ARTICLE 14. GOVERNING LAW

This Agreement shall be governed by the laws of the Commonwealth of Virginia, excluding its conflicts of law rules. Both Parties consent to personal jurisdiction and venue in the federal courts sitting either in the eastern district of the Commonwealth of Virginia or the northern district of California.

                        ARTICLE 15. COMPLIANCE WITH LAWS

Each Party agrees to comply with all applicable laws, rules and regulations, including any Internet regulations or policies and applicable export laws, in its performance under this Agreement.

                             ARTICLE 16. ASSIGNMENT

Neither Party may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other; provided that either Party shall have the right to assign its rights and obligations hereunder to its parent, successor, or to any subsidiary or affiliate upon notice to the other Party. Any purported assignment or delegation without such required consent shall be null and void.

                            ARTICLE 17. CONSTRUCTION

If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by either Party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

                             ARTICLE 18. ENTIRETY

This Agreement shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the services and all other subject matter hereof and supersedes all prior and contemporaneous communications. This Agreement shall not be modified except by written agreement dated subsequent to the date of this Agreement and signed on behalf of NSI and CP by their respective duly authorized representatives.

IN WITNESS WHEREOF, the Parties to this Agreement have executed and delivered this Agreement as of the date first above written.

CRITICAL PATH, INC.                     NETWORK SOLUTIONS, INC.

By____________________________          By__________________________________

Name___________________________         Name________________________________

Its_____________________________        Its_________________________________

Date_____________________________       Date________________________________

                                   EXHIBIT A
                                   ---------

                     DESCRIPTION OF E-MAIL HOSTING SERVICES
                     --------------------------------------

A:  Project Scope

     CP shall be responsible for all aspects of delivering the E-Mail Hosting Services to NSI and NSI's Customers at the required performance levels as set forth in this Exhibit A.

B:  CP SYSTEM REQUIREMENTS

     CP shall furnish all necessary facilities, mail collection system equipment, software and telecommunications services to provide the E-Mail Hosting Services to NSI and the NSI Customers. CP shall provide a backup site for its message center The backup site must provide fully redundant capabilities. In the event of a failure within a message center the backup center shall take over within 1 hour. Such backup facility shall be operational by July31, 1998. In addition, within 60 days after the Effective Date, CP shall provide NSI with a disaster recovery plan that will facilitate recovery of the CP System within 12 hours of a disaster. All components needed to carry out the plan must be available as scheduled in the plan. In the event of any disaster, CP will use commercially reasonable efforts to recover the CP System and restore provision of the E-mail Hosting Services in accordance with the disaster recovery plan; provided, however, that any such disaster recovery plan shall not expand CP's limitation of liability as provided under the Agreement, nor shall any failure by CP to effect recovery within 12 hours of a disaster necessarily be deemed a material breach of this Agreement unless otherwise provided under the Agreement.

     CP shall also provide a second data center, that is geographically dispersed from its primary west coast data center, [**] to provide for the continued operation of the CP System during the primary data center downtime that is transparent to NSI Customers.

     The CP System uptime measured from the CP externally connected router shall be [**] as measured in each calendar month. CF shall perform scheduled maintenance and upgrades on the [**]. The CP System and facility shall be year 2000 compliant.

     CP's processes, which interact with NSI, shall be monitorable by NSI. In addition, CP shall provide NSI with access to the network monitoring components necessary for NSI to monitor key components used in the provisioning process. On or before [**], CP shall provide NSI access to its SNMP agent process. Such SNMP agent shall be protected from public access and will contain mutually agreed-upon read-only variables.

     The CP System capacity shall meet or exceed the quarterly projections of required mailboxes for NSI Customers. CP shall provide NSI with projected growth and expansion plans of the CP System in response to NSI's Customer quarterly projections for growth. This information shall be reported in CP's monthly status report.

     The CP System shall conform to the following requirements for the display to user:

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN
     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     All features on web pages must display in 3.0 or above Internet Explorer or Netscape Navigator. Until such time as browsers are able to accept Java applets, without prior mutual agreement of the Parties, Java applets shall not be used. All screens must be viewable with in a 640 X 480 display.

     The CP System APP used for provisioning shall have the following capabilities:
     Phase I:
     Add/Delete domain
     Add/Update/Delete mailbox
     Add/Update/Delete forward

     Phase II:
     Suspend mailbox
     Domain status
     Mailbox status
     Forward status

     CP shall provide NSI access to its provisioning interface. This interface shall be available to NSI for remote provisioning of domain accounts, mailboxes, and poplinks. NSI Customer status information shall also be available to NSI through the APP.

C:  PROJECT MANAGEMENT REQUIREMENTS - See Exhibit E, Service Level Agreement.

D:  TESTING

     CP shall provide and make available a test system that is a stable replication of the live system for the testing of new features for a 30 day period prior to the planned release of such new features to the live system. The primary (stable) test system shall meet the same uptime requirements as the live system and provide the same processing monitoring capability. Once new features are released to the live system the primary test system will be updated to reflect the new features added to the live system within 24 hours after such release to the live system.

     In addition, upon launch of the E-mail Hosting Services, CP shall makes its provisioning protocol available for use by NSI. Upon the development of new versions or releases of the CP provisioning protocol, and upon NSI's request, CP may use NSI as a beta test site for such new releases or versions of its provisioning protocol. Any such testing shall be in accordance with a separate beta test site agreement. Upon the availability of new versions or releases of the provisioning protocol to CP's customers generally, CP shall provide NSI with a non-transferable, non-exclusive limited license to use such provisioning protocol and its web interface.

E. SUPPORT REQUIREMENTS - The E-mail Hosting Services shall include support, as set forth below to NSI. CP shall use its reasonable efforts to respond to requests for support within twelve (12) hours of receipt of such request. In addition, CP shall provide telephone support directly to NSI. NSI shall be responsible for first-level telephone support to NSI Customers and for all other support not otherwise specified herein to NSI Customers.

     1. SUPPORT VIA EMAIL:

     CP shall provide support via email for NSI Customer inquiries that can not be resolved by NSI 1st or 2nd Level. E-mail inquires may be sent to CP from either NSI 1st or 2nd Level support operations. Prior to launch of the E-Mail Hosting Services to NSI's Customers, CP and NSI will develop criteria for escalation of NSI Customer e-mail inquiries. The performance requirements for e-mail inquiries are:

 .  E-mail inquiry will be resolved within 12 hours of receipt by CP.
 . If the inquiry can not be resolved within 12 hours, an e-mail (where appropriate) will be sent to NSI 1st or 2nd Level support informing them that the issue is still pending.

 . If the inquiry can not be resolved within 24 hours, a status e-mail will be sent to NSI 1st or 2nd Level every 24 hours, or at an agreed upon interval mutually agreed upon by the Parties depending upon the severity of the problem, until resolution informing them that the issue is still pending.

     2. HELP DESK SUPPORT VIA TELEPHONE:

     CP will provide Help Desk Support for escalation of issues that can not be resolved by NSI 1st or 2nd Level. NSI will not transfer NSI Customer calls, unless directed by CP. The performance requirements for NSI Customer calls are:

   Telephone escalations shall be resolved within 12 hours of receipt by CP. . If the escalation can not be resolved within 12 hours, an e-mail (where appropriate) will be

   sent to the NSI 1st or 2nd Level support informing them that the issue is still pending. If an email is not appropriate, a phone call shall be made to NSI 1st or 2nd Level to inform NSI of the status.

 . If the escalation can not be resolved within 24 hours, a status e-mail, when appropriate, will be sent to the NSI 1st or 2nd Level support every 24 hours or at an agreed upon interval depending upon the severity of the issue, until resolution informing them that the issue is still pending.

 .  Escalations to CP will be via a toll free number.

 . CP will provide sufficient coverage for the performance metrics to be mutually agreed upon by the Parties. Prior to the launch of the E-Mail Hosting Services to NSI Customers, CP and NSI will develop a Management and Off-Hours Escalation Process for emergency situations.

 . Telephone Support will be available 5 days a week, 15 hours a day (8am to 11pm EDT/EST Monday through Friday), at the launch date and effective October 1, 1998 such support will be increased to 7 x 24 x 365.

 . Prior to the time when the telephone support is increased to 7 x 24 x 365, during off hours, in emergency situations, CP shall provide pager based , on-call support to NSI 1st and 2nd Level.

     CP shall use the NSI Tracking System, when available, to track all inquiries from NSI (1st and 2nd level) and to respond to NSI.

     3. TRAINING:

     CP, [**], shall assist in the development and implementation of training programs for 1st and 2nd Level NSI support. CP, at no cost to NSI, shall provide updates to training materials for any product modifications, improvements or changes. CP, at no cost to NSI, shall assist in the development and implementation of training for any product modifications, improvements or changes.

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN
     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

    4. OTHER MATERIALS (FOR SUPPORT DOCUMENTATION AND WEB PAGE SUPPORT):
    CP, at no cost to NSI, shall provide NSI original and updated as required:
    .    Troubleshooting guides for common problems
    .    Common questions and answers
    .    Knowledge Base with search functionality (when available)

    CP, at no cost to NSI, shall assist in the development and provide NSI with the following material and updates as required:
    .    Standard scripting for use on telephone support lines.
    . Standard responses for use on email responses to Customer inquiries via email.

F. MAILBOX REQUIREMENTS - The CP System shall be able to meet the requirements of NSI's service offering. NSI's service offering to its customers will be 3 free web and Post Office Protocol ("POP") mailboxes, for the remaining months of 1998, with the purchase of a second- level domain name. To qualify for this offer the NSI Customer must reserve its domain name with NSI. If the NSI Customer wants to add additional mailboxes at the time of purchase they will have the option of doing so at a price to be determined by NSI at its sole discretion.

    1. STORAGE CAPACITY - Each mailbox provided hereunder shall have a maximum storage capacity of 10MB. NSI may purchase additional storage space from CP upon payment of CP's then-current fees. CP shall notify NSI in the event any NSI Customer's mailbox is approaching or exceeds the maximum limit. Thereafter, if such Customer exceeds the maximum storage capacity, CP may delete e-mail messages from the affected mailboxes, at CP's discretion upon prior notice to NSI.

    2. FEATURES - The Version 1 release of NSI service offering will include the following features:
1.  Web and POP mail integrated
2.  Auto-forward
3.  [**] uptime
4.  send/receive
5.  spam blocking
6.  nicknames
7.  LDAP (to be available August 1998)
8.  Attachments to 4MB
9.  Localization
10. Postmarking
11. POP retrieval
12. Header options
13. Account provisioning
14. Snarfing
15. POP links
16. Preferences/customizations - web mail only
17. Folders - web mail only

    3. ADDITIONAL FEATURES - CP will provide NSI with a revised feature release schedule on a monthly basis. In the event NSI decides to build, at its sole cost, a "Roll-Your-Own" mail system, NSI may terminate this Agreement pursuant to Article 10.2, and CP hereby agrees to reasonably

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     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL
     PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

cooperate with NSI, upon written notice from NSI, to transition NSI Customers over to NSI's "Roll-Your-Own" system in accordance with Article 10.4 of the Agreement.

                                   EXHIBIT B
                                   ---------

                          PRICES AND PAYMENT SCHEDULE
                          ---------------------------

     This Prices and Payment Schedule is attached to and made a part of the E-mail Services Agreement between NSI and CP and is subject to the terms and conditions of the Agreement.

     A. PRICES - NSI agrees to pay CP the following amounts for the following Services. NSI will pay CP for mailboxes only upon activation by the NSI Customer.

     1.   Basic hosting fee: NSI will pay to CP a basic monthly Post Office
          -------------------
          Protocol ("POP")/Web integrated or web only email hosting fee per mailbox of [**] for POP hosting, which includes access to and use of CP's mail administration center, and until such time as spam blocking becomes an optional feature, no charge per mailbox for spam blocking which is included in the basic package but no other premium features. [**]

     2.   POP link forwarding feature for a "catchall account" (to span multiple
          ----------------------------------------------------------------------
          domains per account): NSI will pay to CP a fee of [**] per mailbox per
          --------------------
          month for POP link forwarding. "Catchall accounts" are those default postmaster accounts registered to each domain name that are not utilized, but forwarded on.

     3.   Value added features: NSI will pay to CP [**] of NSI's retail price
          --------------------
          received from NSI Customer for each subscribed service.

     Suggested Retail Price for Value-Added Features of the Services:

        -------------------------------------------------
        Virus Protection                          TBD
        -------------------------------------------------
        Certified Delivery                        TBD
        -------------------------------------------------
        Archiving (storage greater than 10Mb)     TBD
        -------------------------------------------------

     B. BRANDING OF WEB MAIL PAGE

          1. Fees - NSI will pay to CP a one-time fee of [**] for CP's branding
             ----
of the Web Mail Page. NSI will pay CP a one-time fee of [**] for development of an automatic sign- up page. Once approved, CP shall only be obligated to make one change to the look and fee] of the branded Web Mail Page at no additional charge. Any further requested changes will be chargeable at the rate of [**] each.

     C. SUPPORT - The E-mail Hosting Services shall include web-based support (i.e., through e-mail), including an HTML version of CP's support FAQs, to NSI and NSI Customers at no additional charge.

     D. PAYMENT BY NSI TO CP - All fees for the E-mail Hosting Services shall be applicable for any month, or portion thereof, in which such services are rendered. All fees are payable monthly by NSI within thirty days of the end of each month monthly in accordance with this Exhibit B. In addition, if during the previous month, CP performed any work on the

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN
     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

branding of the Web Mail Page as provided herein, NSI shall include the applicable fees for such work in the next month's payment. Payments received by CP after the due date may be subject to a late fee of one and one-half percent (1.5%) per month, or, if less, the maximum amount allowed by applicable law.

     E. ADVERTISING REVENUES

          1.  Sharing of Advertising Revenues - The Parties shall share revenues
              -------------------------------
as follows: [**] CP and [**] NSI for all Advertising Revenues.

          2.  Payment - NSI shall pay to CP its share of Advertising Revenues
              -------
received by NSI during the preceding month within thirty days of the end of each month, subject to the terms and conditions of Section D above. CP shall pay NSI its share of Advertising Revenues received by CP during the preceding month within thirty days after the end of each month during the term of this Agreement. If, in prior remittances, the paying Party included revenues in the calculation of Advertising Revenues, as to which during the preceding month the Party granted credits or refunds, then the Party may reduce the Advertising Revenues paid to the other Party by the amount of any such credits or refunds.

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN
     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT C
                                   ---------

                                    RESERVED

                                   EXHIBIT D
SERVICE AGREEMENT
A. AGREEMENT. In this Service Agreement ("Agreement") "you" and "your" refer to each customer and "we", us" and "our" refer to Network Solutions, Inc. ("NSI"). This Agreement explains our obligations to you, and explains your obligations to us for various Network Solutions services. By selecting our Network Solutions service(s) you have agreed to establish an account with us for such services. When you use your account or permit someone else to use it to purchase additional Network Solutions service(s) or to cancel your Network Solutions service(s) (even if we were not notified of such authorization), this Agreement covers such service or actions. By using the service(s) provided by NSI under this Agreement, you acknowledge that you have read and agree to be bound by all terms and conditions of this Agreement and any pertinent rules or policies that are or may be published by NSI. The terms and conditions marked with an (*) apply to customers of the Network Solutions E-mail Service only.

B. FEES, PAYMENT AND TERM. As consideration for the services you have selected, which are indicated on the cover page of this Agreement, you agree to pay for the Network Solutions service(s), which includes any InterNIC fees to register or reserve your domain name. The term(s) of the Network Solutions service(s) you have selected are also set forth on the cover page of this Agreement. As further consideration for the Network Solutions service(s), you agree to: (1) provide certain current, complete and accurate information about you as required by the registration process and (2) maintain and update this information as needed to keep it current, complete and accurate. All such information shall be referred to as account information ("Account Information"). You hereby grant NSI the right to disclose to third parties certain Account Information about you in a publicly accessible directory. However, such disclosures will exclude your contact information, e-mail address and account number, unless: (1) you expressly permit NSI to disclose such information; or (2) NSI is required to disclose such information by any applicable law or legal process served on NSI (e.g., discovery, service of process, collection, etc.).

*C. DESCRIPTION OF E-MAIL SERVICE. NSI is providing you with a capability to send and receive electronic mail ("Network Solutions E-mail Service") via the World Wide Web ("Web") and on NSI's system. You must: (1) provide all equipment, including a computer and modem, necessary to establish a connection to the Web; and (2) provide for your own connection to the Web and pay any telephone service fees associated with such connection. NSI has set no fixed upper limit on the number of messages you may send or receive through the Network Solutions E-mail Service; however, NSI retains the right, at NSI's sole discretion, to determine whether or not your conduct is consistent with this Agreement and NSI's operating rules or policies and may terminate the Network Solutions E-mail Service if your conduct is found to be inconsistent with this Agreement, such rules or policies. Your right to use the Network Solutions E-mail Service is personal to you. You agree not to resell the E-mail Service, without the prior express written consent of NSI.

*D. PRIVACY POLICY. E-mail is private correspondence between the sender and the recipient. It is NSI's policy to respect the privacy of its customers. Therefore, NSI will not monitor, edit or disclose the contents of your private communications unless required to do so by law or in the good faith belief that such action is necessary to; (1) conform to the law or comply with legal process served on NSI; (2) protect and defend the rights or property of NSI; or (3) act under exigent circumstances to protect the personal safety of its customers or the public.

You acknowledge and agree that NSI neither endorses the contents of any of your communications nor assumes responsibility for any threatening, libelous, obscene, harassing or offensive material contained therein, any infringement of third party intellectual property rights arising therefrom or any crime facilitated thereby. You acknowledge and agree that certain technical processing of e-mail messages and their content may be required to: (1) send and receive messages; (2) conform to connecting networks' technical requirements; (3) conform to the limitations of the Network Solutions E-mail Service; or (4) conform to other similar requirements.

*E. CUSTOMER CONDUCT. You are solely responsible for the content of your transmissions through the Network Solutions E-mail Service. Your use of the Network Solutions E-mail Service is subject to all applicable local, state, national and international laws and regulations. You agree: (1) to comply with U.S. law regarding the transmission of technical data exported from the United States through the Network Solutions E-mail Service; (2) not to use the Network Solutions E-mail Service for illegal purposes: (3) not to interfere with or disrupt networks connected to the Network Solutions E-mail Service: and (4) to comply with all regulations, policies and procedures of networks connected to the Network Solutions E-mail Service.

The Network Solutions E-mail Service makes use of the Internet to send and receive certain messages. Your conduct is therefore subject to applicable Internet regulations, policies and procedures. You agree not to use the Network Solutions E-mail Service for chain letters, junk mail, spamming or any use of distribution lists to any person who has not given specific permission to be included in such a process.

You agree not to transmit through the Network Solutions E-mail Service any unlawful, harassing, libelous, abusive, threatening, harmful, vulgar, obscene or otherwise objectionable material of any kind or nature. You further agree not to transmit any material that encourages conduct that could constitute a criminal offense, give rise to civil liability or otherwise violate any applicable local, state, national or international law or regulation. Attempts to gain unauthorized access to other computer systems are prohibited. You agree not to interfere with another customer's use and enjoyment of the Network Solutions E-mail Service or another entity's use and enjoyment of similar services. NSI's contractor, Critical Path, Inc. shall be an intended third party beneficiary of the Network Solutions E-mail Service customers' obligations under this Agreement and thus shall be entitled to enforce those obligations against such customers as if a party to this Agreement. NSI may, at its sole discretion, immediately terminate Network Solutions E-mail Service if your conduct fails to conform with these terms and conditions.

*F. PROPRIETARY RIGHTS TO CONTENT. You acknowledge that content, including but not limited to text, software, music, sound, photographs, video, graphics or other material contained in either advertisements or e-mail-distributed, commercially produced information presented to you by the Network Solutions E-mail Service ("Content') by NSI or NSI's advertisers, is protected by copyrights, trademarks, service marks, patents or other proprietary rights and laws. You therefore agree to use this content as expressly authorized by the Network Solutions E-mail Service or the advertiser. You agree not to copy, reproduce, distribute or create derivative works from this content without express authorization to do so by NSI or the advertiser.

G. MODIFICATIONS TO AGREEMENT. You agree, during the period of this Agreement, that we may: (1) revise the terms and conditions of this Agreement; and (2) change the services provided under this Agreement at any time. Any such revision or change will be binding and effective immediately on posting of the revised Agreement or change to the service(s) on NSI's homepages, or on notification to you by e-mail or United Sates mail. You agree to review NSI's homepages, including the Agreement, periodically to be aware of any such revisions. If you do not agree with any revision to the Agreement, you may terminate this Agreement at any time by providing us with notice by e-mail or United States mail at the addresses listed on the cover page of this Agreement. Notice of your termination will be effective on receipt and processing by us. You agree that, by continuing to use the Network Solutions services following notice of any revision to this Agreement or change in service(s), you agree to abide by any such revisions or changes.

H. MODIFICATIONS TO YOUR ACCOUNT. In order to change any of your account information with us, you must use your Account Number and Password that you selected when you opened your account with us. Please safeguard your Account Number and Password from any unauthorized use. In no event will we be liable for the unauthorized use or misuse of your Account Number or Password.

I. DOMAIN NAME DISPUTE POLICY. If you reserved or registered a domain name through us you agree to be bound by our current Domain Name Dispute Policy ("Dispute Policy") which is incorporated herein and made a part of this Agreement by reference. The current version of the Dispute Policy may be found at our web site: http://www.networksolutions.com/dispute.html . Please take the
                 --------------------------------------------
time to familiarize yourself with such policy.

J. DOMAIN NAME DISPUTE POLICY MODIFICATIONS. YOU AGREE THAT WE, IN OUR SOLE DISCRETION, MAY MODIFY OUR DISPUTE POLICY AT ANY TIME. YOU AGREE THAT, BY MAINTAINING THE RESERVATION OR REGISTRATION OF YOUR DOMAIN NAME AFTER MODIFICATIONS TO THE DISPUTE POLICY BECOME EFFECTIVE, YOU HAVE AGREED TO THESE MODIFICATIONS. YOU ACKNOWLEDGE THAT IF YOU DO NOT AGREE TO ANY SUCH MODIFICATIONS, YOU MAY REQUEST THAT YOUR DOMAIN NAME BE DELETED FROM THE DOMAIN NAME DATABASE.

K. DOMAIN NAME DISPUTES. You agree that, if the registration or reservation of your domain name is challenged by a third party, you will be subject to the provisions specified in the Dispute Policy in effect at the time of the dispute. You agree that in the event a domain name dispute arises with any third party, you will indemnify and hold us harmless pursuant to the terms and conditions contained in the Dispute Policy.

L. AGENTS. You agree that, if an agent for you (i.e. an Internet Service Provider, employee, etc.) purchased our Network Solutions service(s) on your behalf, you are nonetheless bound as a principal by all terms and conditions herein, including the Dispute Policy.

M. ANNOUNCEMENTS. We reserve the right to distribute information that is pertinent to the quality or operation of our services. These announcements will be predominately informative in nature and may include notices describing changes, upgrades, new products or other information to enhance your identity on the Internet.

N. LIMITATION OF LIABILITY. You agree that our entire liability, and your exclusive remedy, with respect to any Network Solutions services(s) provided under this Agreement and any breach of this Agreement is solely limited to the amount you paid for such service(s). NSI and its contractors shall not be liable for any direct, indirect, incidental, special or consequential damages resulting from the use or inability to use any of the Network Solutions services or for the cost of procurement of substitute services. Because some states do not allow the exclusion or limitation of liability for consequential or incidental damages, in such states, our liability is limited to the extent permitted by law. We disclaim any and all loss or liability resulting from, but not limited to: (1) loss or liability resulting from access delays or access interruptions;
(2) loss or liability resulting from data non-delivery or data mis-delivery; (3) loss or liability resulting from acts of God; (4) loss or liability resulting from the unauthorized use or misuse of your Account Number or Password; (5) loss or liability resulting from errors, omissions, or misstatements in any and all information or services(s) provided under this Agreement; and (6) loss or liability relating to the deletion of or failure to store e-mail messages.

O. INDEMNITY. You agree to release, indemnify, and hold NSI, its contractors, agents, employees, officers, directors and affiliates harmless from all liabilities, claims and expenses, including attorney's fees, of third parties relating to or arising under this Agreement, including infringement by you, or someone else using the Network Solutions E-mail Service with your computer, of any intellectual property or other proprietary right of any person or entity or from the violation of any NSI operating rule or policy relating to the service(s) provided. You also agree to release, indemnify and hold us harmless pursuant to the terms and conditions contained in the Dispute Policy.

P. BREACH. You agree that failure to abide by any provision of this Agreement, any NSI operating rule or policy or the Dispute Policy, may be considered by us to be a material breach and that we may provide a written notice, describing the breach, to you. If within thirty (30) calendar days of the date of such notice, you fail to provide evidence, which is reasonably satisfactory to us, that you have not breached your obligations under the Agreement, then we may delete the registration or reservation of your domain name

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

or terminate your e-mail account. Any such breach by you shall not be deemed to be excused simply because we did not act earlier in response to that, or any other breach by you.

Q. NO GUARANTY. You agree that, by registration or reservation of your chosen domain name, such registration or reservation does not confer immunity from objection to either the registration, reservation, or use of the domain name.

R. DISCLAIMER OF WARRANTIES. You agree and warrant that the information that you provide to us to register or reserve your domain name or register for the Network Solutions E-mail Service is, to the best of your knowledge and belief, accurate and complete, and that any future changes to this information will be provided to us in a timely manner according to the modification procedures in place at that time. You agree that your use of our Network Solutions service(s) is solely at your own risk. You agree that such service(s) is provided on an "as is," "as available" basis. NSI EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. NSI MAKES NO WARRANTY THAT THE NETWORK SOLUTIONS SERVICE(S) WILL MEET YOUR REQUIREMENTS, OR THAT THE SERVICE(S) WILL BE UNINTERRUPTED, TIMELY, SECURE, OR ERROR FREE; NOR DOES NSI MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE SERVICE(S) OR AS TO THE ACCURACY OR RELIABILITY OF ANY INFORMATION OBTAINED THROUGH THE NETWORK SOLUTIONS E-MAIL SERVICE OR THAT DEFECTS IN THE E-MAIL SERVICE SOFTWARE WILL BE CORRECTED. YOU UNDERSTAND AND AGREE THAT ANY MATERIAL AND/OR DATA DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF THE NETWORK SOLUTIONS E-MAIL SERVICE IS DONE AT YOUR OWN DISCRETION AND RISK AND THAT YOU WILL BE SOLELY RESPONSIBLE FOR ANY DAMAGE TO YOUR COMPUTER SYSTEM OR LOSS OF DATA THAT RESULTS FROM THE DOWNLOAD OF SUCH MATERIAL AND/OR DATA. NSI MAKES NO WARRANTY REGARDING ANY GOODS OR SERVICES PURCHASED OR OBTAINED THROUGH THE E-MAIL SERVICE OR ANY TRANSACTIONS ENTERED INTO THROUGH THE E-MAIL SERVICE. NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED BY YOU FROM NSI OR THROUGH THE E-MAIL SERVICE SHALL CREATE ANY WARRANTY NOT EXPRESSLY MADE HEREIN. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF CERTAIN WARRANTIES, SO SOME OF THE ABOVE EXCLUSIONS MAY NOT APPLY TO YOU.

S. REVOCATION. You agree that we may delete your domain name or terminate your right to use the Network Solutions E-mail Service if the information that you provided to register or reserve your domain name or register for the E-mail Service, or subsequently to modify it, contains false or misleading information, or conceals or omits any information we would likely consider material to our decision to register or reserve your domain name.

T. RIGHT OF REFUSAL. We, in our sole discretion, reserve the right to refuse to register or reserve your chosen domain name or e-mail account, or to delete your domain name within thirty (30) calendar days from receipt of your payment for such services. In the event we do not register or reserve your domain name or e-mail account, or we delete your domain name or e-mail within such thirty (30) calendar day period, we agree to refund your fees. You agree that we shall not be liable to you for loss or damages that may result from our refusal to register or reserve, or delete your domain name or e-mail account.

U. SEVERABILITY. You agree that the terms of this Agreement are severable. If any term or provision is declared invalid or unenforceable, that term or provision will be construed consistent with applicable law as nearly as possible to reflect the original intentions of the parties, and the remaining terms and provisions will remain in full force and effect.

V. ENTIRETY. You agree that this Agreement, the rules and policies published by NSI and the Dispute Policy are the complete and exclusive agreement between you and us regarding our Network Solutions services. This Agreement and the Dispute Policy supersede all prior agreements and understandings, whether established by custom, practice, policy or precedent.

W. GOVERNING LAW. You agree that this Agreement shall be governed in all respects by and construed in accordance with the laws of the Commonwealth of Virginia, United States of America, excluding its conflict of laws rules. You and we each submit to exclusive subject matter jurisdiction, personal jurisdiction and venue of the United States District Court for the Eastern District of Virginia, Alexandria Division. If there is no jurisdiction in the United States District Court for the Eastern District of Virginia, Alexandria Division, then jurisdiction shall be in the Circuit Court of Fairfax County, Fairfax, Virginia.

X. This is NSI Service Agreement Version Number 2.0. This Service Agreement is for all Network Solutions services offered by NSI.

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

                                   EXHIBIT E

                            SERVICE LEVEL AGREEMENT


1.   PERFORMANCE

     (a) Processing E-mails:  Monthly average less than [**] seconds response
         ------------------
time for [**] of requests. Measures server response time only, not network transmission time. This average does not include any period of unforeseen, unsolicited bulk email messages that degrade service.

     (b) Availability of E-mail Server:  Monthly average [**] up time (not
         -----------------------------
including scheduled downtimes for maintenance, which currently take place Monday mornings between [**] PST.

     (c) Procedures for System Outages:  CP posts a message in the event of a
         -----------------------------
system outage whenever possible.

     (d) Definition:  As used in this Exhibit, "system outage" means any
         ----------
unplanned interruption in the provision of CP Services during which NSI's Customers are unable to access or use the CP Services and which is caused by a problem in the CP System and confirmed by CP. "System outage" does not include any interruptions in the CP Services caused by act, omission or condition beyond CP's reasonable control, such as acts of nature or any third party.

2.   MONITORING/REPORTING:

     (a) CP will prepare a monthly Stewardship report that will track the performance metrics stated in Section 1 of this Exhibit. In addition, the parties will meet on a regular basis to discuss the Stewardship report and its associated performance metrics.

     (b) CP will provide NSI with monthly reports which document all CP System outages or enhancements made during such month. Each report shall have capacity planning information outlined [above] and include, at a minimum, the following additional information:

               Summary:

     .    CP System uptime
     .    Number of new NSI Customer mailboxes
     .    Number of deleted NSI Customer mailboxes
     .    Total number of NSI Customer mailboxes
     .    Mean storage used for mailboxes
     .    Number of CP System outages
     .    CP System total downtime and average daily and monthly downtimes

                                                                         Page 23

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN
     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

               Specific Outage Report:

     .    Time of outage
     .    Length of outage
     .    Affected areas
     .    Reason for outage
     .    Long term remedy
     .    Person notified

               Enhancement:

     .    Reason for change
     .    Areas affected

     This information will be emailed to NSI by the third working day of the month following the reported month.

3.   ESCALATION PROCEDURES

     (a) Notify NSI via the following email address in the event of a system outage. CP will send an email notice whenever possible. In the event that email is not working or CP is otherwise unable to send an email message, then CP will notify NSI by telephone within 30 minutes of the time that CP first learns of the outage.

     .    NSI:  Advise email address here

     (b)  Status information, if known by CP, to include:

          .    reason for the outage; and
          .    estimated time for service restoration.

     (c) If NSI experiences a system outage and has not been notified by CP, NSI will contact the Technical Support staff at CP by pager at 415/764-6203 and will be given the information listed in 3.b).

     (d) CP will periodically notify NSI with updated status for the duration of the outage.

     (e)  CP will provide a post-incident summary that will include:

          .    cause of the problem;
          .    method used to correct the problem; and
          .    measures CP will take to prevent similar occurrences in the future.

     (f) CP shall furnish necessary staff to provide the E-Mail Hosting Services. CP shall use commercially reasonable efforts to provide NSI with access to an engineering staff member 24 hours a day 365 days a year. Upon notification of a problem with the CP System or the E-mail Hosting Services, CP shall evaluate and verify the problem and provide NSI with a mutually agreeable time estimate for resolution of the problem. CP shall promptly commence remedial activities and use commercially reasonable efforts to complete the system outage resolution within the mutually agreed upon time estimate. In the event CP is unable to complete a system outage resolution within the mutually agreed upon time estimate, NSI, in its sole discretion, will deduct an amount of 1/30th of the basic monthly hosting fee otherwise payable to CP under this Agreement for each day that a problem with the CP System or the E-mail Hosting Services remains unresolved after the mutually agreed upon time estimate. Within 30 days of the Effective Date, CP shall provide NSI with an escalation plan for system outage notification. CP shall notify NSI immediately of any change to such plan.

4.   BUSINESS RESUMPTION

     (a) In the event of a system outage, CP will switch processing from the primary server to a hot backup server in accordance with Exhibit A, Section B.

     (b) NSI agrees to notify CP no less than 40 hours in advance of any modifications and/or network configuration changes (including system maintenance) to, as well as upgrades and removal of devices that impact the production and network connectivity from, NSI's system through which the CP Services are provided if they are outside of the scheduled Monday maintenance windows. If any such change will or could, in either party's opinion, result in incompatibility between the parties' respective systems or interruptions in the CP Services, then the parties shall work together to resolve any such issue before NSI makes the change.

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